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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                                 FRANCE TELECOM
             (Exact name of Registrant as specified in its charter)

      Republic of France                                     Not Applicable
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                               6, place d'Alleray
                              75505 Paris Cedex 15
                                     France
              (Address of Registrant's principal executive offices)
                          FRANCE TELECOM LIQUIDITY PLAN
                          FOR US EMPLOYEES OF ORANGE SA
                            (Full title of the plan)
                                   Michel Huet
                          France Telecom North America
                           1270 Avenue of the Americas
                            New York, New York 10020
                                 (212) 332-2100
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Robert C. Treuhold
                             Shearman & Sterling LLP
                         114, avenue des Champs-Elysees
                               75008 Paris, France

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                              Explanatory Statement

          We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-8 (Registration No. 333-114841)(the "Registration Statement"), in order to include as Exhibit 4.4 the Description of Option Liquidity Instrument (instrument de liquidite sur options) to be granted by France Telecom to participants in the France Telecom Liquidity Plan for US Employees of Orange SA (the "Plan") and to update the Description of Securities in Item 4 of Part II of the Registration Statement. The Option Liquidity Instruments will, upon issuance, modify the procedure for the issuance of Ordinary Shares under Liquidity Contracts (contrats de liquidite) previously issued under the Plan.





                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 4.  Description of Securities.

          The Ordinary Shares covered by this Registration Statement are to be issued or delivered pursuant to Liquidity Agreements to be entered into with, and Option Liquidity Instruments to be granted to, each participant in the Plan. Liquidity Agreements, together with Option Liquidity Instruments, will confer additional rights to participants, such that following exercise of any employee stock options held by the participant covering shares of Orange SA ("Orange Shares"), a number of Ordinary Shares (or, at the election of France Telecom, an equivalent cash amount) shall be issued or delivered as consideration for the Orange Shares for which the option(s) are exercised. The number of Ordinary Shares shall be determined under the exchange ratio of 0.445 Ordinary Shares to one Orange Share, adjusted, where applicable, to take into account certain changes in the share capital or shareholders' equity of France Telecom, with all fractional Ordinary Shares to be paid in cash. Cash amounts shall be determined by reference to the average market price of Ordinary Shares over the period of the twenty trading days immediately preceding the filing day of a duly completed and valid notice of exercise, except that cash amounts paid in lieu of newly issued Ordinary Shares shall be determined by reference to the closing price of Ordinary Shares on the first trading day preceding such date.

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                                       2

Item 8.           Exhibits.


     Exhibit No.           Description of Document
     -----------           -----------------------

         4.1 Bylaws (statuts), as amended by the shareholders' meeting of April 22, 2005, of France Telecom (incorporated by reference to Exhibit 1.1 of our Annual Report on Form 20-F filed with the Commission on May 17, 2005).

         4.2 Deposit Agreement dated as of October 20, 1997, among France Telecom, The Bank of New York, as Depositary, and the Owners from time to time of the American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit 4 of our Registration Statement on Form F-1 (No. 333-09596), filed with the Commission on November 9, 1998).

         4.3 France Telecom Liquidity Plan for US Employees of Orange SA, including the Form of Liquidity Agreement.*

         4.4               Description of Option Liquidity Instrument.

         5.1 Opinion of Shearman & Sterling LLP as to the validity of the Liquidity Agreements and the Ordinary Shares.**

         5.2 Opinion of Shearman & Sterling LLP as to the validity of the Ordinary Shares.

         23.1              Consent of Deloitte & Associes as auditors of
                           France Telecom.*

         23.2              Consent of Ernst & Young Audit as auditors of France
                           Telecom.*

         23.3 Consent of RSM Salustro Reydel as former auditors of France Telecom.*

         23.4 Consent of Shearman & Sterling LLP (included in Exhibits 5.1 and 5.2).

         24.1              Power of Attorney.***

         24.2              Power of Attorney.

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*       Previously filed.

**      Previously filed as Exhibit 5 to the Registration Statement.

***     Previously filed as Exhibit 24 to the Registration Statement.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, France Telecom certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France on June 28, 2005.

                                            FRANCE TELECOM



                                            By:   /s/ Michel Combes
                                                -----------------------------
                                            Name:    Michel Combes
                                            Title:   Chief Financial Officer


          Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the indicated capacities on June 28, 2005.



Name and Signature                       Title
---------------------------              -----

/s/ Didier Lombard
---------------------------              Chairman and Chief Executive Officer
Didier Lombard

/s/ Michel Combes
---------------------------              Chief Financial Officer
Michel Combes

/s/ Claude Benmussa
---------------------------              Principal Accounting Officer
Claude Benmussa

/s/ Bernard Dufau
---------------------------              Director
Bernard Dufau

/s/ Arnaud Lagardere
---------------------------              Director
Arnaud Lagardere

/s/ Henri Martre
---------------------------              Director
Henri Martre

Name and Signature                       Title
---------------------------              -----


/s/ Stephane Richard
---------------------------              Director
Stephane Richard

/s/ Marcel Roulet
---------------------------              Director
Marcel Roulet

/s/ Jean Simonin
---------------------------              Director
Jean Simonin


---------------------------              Director
Pierre-Mathieu Duhamel


---------------------------              Director
Jean-Pierre Jouyet


---------------------------              Director
Jacques de Larosiere

/s/ Denis Samuel-Lajeunesse
---------------------------              Director
Denis Samuel-Lajeunesse

/s/ Henri Serres
---------------------------              Director
Henri Serres


---------------------------              Director
Alain Baron

/s/ Rene Bernardi
---------------------------              Director
Rene Bernardi

Name and Signature                       Title
---------------------------              -----


/s/ Jean-Michel Gaveau
---------------------------              Director
Jean-Michel Gaveau

/s/ Stephane Tierce
---------------------------              Director
Stephane Tierce




Authorized Representative in the United States:

/s/ Michel Huet                         9/7/05
---------------------------        ----------------
Michel Huet                              Date

                                  EXHIBIT INDEX

     Exhibit No.           Description of Document
     -----------           -----------------------

         4.1 Bylaws (statuts), as amended by the shareholders' meeting of April 22, 2005, of France Telecom (incorporated by reference to Exhibit 1.1 of our Annual Report on Form 20-F filed with the Commission on May 17, 2005).

         4.2 Deposit Agreement dated as of October 20, 1997, among France Telecom, The Bank of New York, as Depositary, and the Owners from time to time of the American Depositary Receipts issued thereunder, including the Form of American Depositary Receipt (incorporated by reference to Exhibit 4 of our Registration Statement on Form F-1 (No. 333-09596), filed with the Commission on November 9, 1998).

         4.3 France Telecom Liquidity Plan for US Employees of Orange SA, including the Form of Liquidity Agreement.*

         4.4               Description of Option Liquidity Instrument.

         5.1 Opinion of Shearman & Sterling LLP as to the validity of the Liquidity Agreements and the Ordinary Shares.**

         5.2 Opinion of Shearman & Sterling LLP as to the validity of the Ordinary Shares.

         23.1              Consent of Deloitte & Associes as auditors of
                           France Telecom.*

         23.2              Consent of Ernst & Young Audit as auditors of
                           France Telecom.*

         23.3 Consent of RSM Salustro Reydel as former auditors of France Telecom.*

         23.4 Consent of Shearman & Sterling LLP (included in Exhibits 5.1 and 5.2).

         24.1              Power of Attorney.***

         24.2              Power of Attorney.


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*       Previously filed.

**      Previously filed as Exhibit 5 to the Registration Statement.

***     Previously filed as Exhibit 24 to the Registration Statement.